UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-50002 (Commission File No.)	52-2175896 (IRS Employer Identification No.)

13/F., 1301, Jubilee Centre, 18 Fenwick Street, Wanchai, Hong Kong
(Address of principal executive offices)

852–3104-9012

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

DISPOSITION OF ASSETS

On March 2, 2007, the Board of Directors of Digital Network Alliance International, Inc. (the “Company”) decided to sell its subsidiary, DNA Financial Systems (HK) Ltd. (“DNA Financial”).  The decision to sell DNA Financial was made because it is not generating a profit and its potential profit margin is very low.  The Company owned 7 shares of DNA Financial, representing 70% of all issued and outstanding shares.

DNA Financial was sold to Mr. Choi Ying Ming, the CEO of DNA Financial, on March 2, 2007 for a price of HKD100,000, or approximately US$12,820.51.  The sale was accomplished by selling the 7 shares of DNA Financial held by the Company to Mr. Choi.  The entire purchase price was paid at closing.   The price was determined through negotiations between Mr. Choi and the Company.

The remaining 30% of DNA Financial is owned by EFO Co., Ltd., a Hong Kong corporation, and Mr. Choi.  Mr. Choi is not affiliated with EFO Co., Ltd. and is not an officer, director or shareholder of that company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

By: /s/

Edward Chan

Edward Chan, CEO

Date: May 3, 2007

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